=============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933

                                   ----------

                        THE CARBIDE/GRAPHITE GROUP, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                              25-1575609
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                             Identification No.)

    ONE GATEWAY CENTER, 19TH FLOOR
       PITTSBURGH, PENNSYLVANIA                                         15222
(Address of principal executive offices)                             (Zip Code)

            THE CARBIDE/GRAPHITE GROUP, INC. SAVINGS INVESTMENT PLAN
                            (Full title of the plan)

                               NICHOLAS T. KAISER
                            CHIEF EXECUTIVE OFFICER
                         ONE GATEWAY CENTER, 19TH FLOOR
                         PITTSBURGH, PENNSYLVANIA 15222
                    (Name and address of agent for service)

                                 (412) 562-3700
         (Telephone number, including area code, of agent for service)

                                  ------------

                        Copies of all communications to:
                            DAVID A. GERSON, ESQUIRE
                          MORGAN, LEWIS & BOCKIUS LLP
                               ONE OXFORD CENTRE
                           PITTSBURGH, PA 15219-1417
                                 (412) 560-3300


                                            CALCULATION OF REGISTRATION FEE
===========================================================================================================================
                                                                  Proposed Maximum      Proposed Maximum         Amount of
                                              Amount to be       Offering Price Per    Aggregate Offering      Registration
  TITLE OF SECURITIES TO BE REGISTERED         Registered             Share(2)              Price(2)              Fee(2)
---------------------------------------------------------------------------------------------------------------------------
COMMON STOCK, PAR VALUE $.01 PER SHARE
The Carbide/Graphite Group, Inc. Savings        100,000 shares        $19.625               $1,962,500            $677
Investment Plan (1)
===========================================================================================================================


(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein. Pursuant to Rule 457(h)(2), a separate fee is not required with respect to the plan interests.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h). The fee is calculated on the basis of the average of the high and low sale prices of the registrant's Common Stock reported on the Nasdaq National Market on November 22, 1996.

=============================================================================

This Registration Statement on Form S-8 (the "Registration Statement") of The Carbide/Graphite Group, Inc. (the "Corporation") relates to (i) the registration of the offer and sale of up to an aggregate of 100,000 shares of the Corporation's Common Stock, par value $.01 per share ("Common Stock"), pursuant to The Carbide/Graphite Group, Inc. Savings Investment Plan (the "Plan") and (ii) the registration of an indeterminate number of interests in the Plan .

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed by the Corporation with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement.

         1. The Corporation's Form 10-K, filed with the Commission for the fiscal year ended July 31, 1996.

         2. The Corporation's Form 11-K, filed with the Commission for the Plan fiscal year ended December 31, 1995.

         3.       The Corporation's Form 8-K, dated September 23, 1996.

         4. The description of the Corporation's Common Stock contained in the Corporation's Registration Statement on Form 8-A filed on September 12, 1995 under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including all amendments and reports updating such description.

All documents subsequently filed by the Corporation and the Plan with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of the filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement or by any document which constitutes part of the prospectus relating to the Plan meeting the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act").

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL") permits a corporation, in its certificate of incorporation, to limit or eliminate the liability of a director to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, except for liability for (i) any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) any matter in respect of which such director shall be liable under Section 174 of the DGCL or any amendment thereto or successor provision thereof, or (iv) any transaction from which the director derived an improper personal benefit. The Corporation's Certificate of Incorporation provides that the personal liability of directors of the Corporation is eliminated to the fullest extent permitted by Section 102(b)(7) of the DGCL. If the DGCL is amended to authorize further elimination or limitation of liability of directors, then the liability of a director of the Corporation shall be eliminated to the fullest extent permitted by the DGCL.

Under Section 145 of the DGCL, a corporation has the power to indemnify directors and officers under certain prescribed circumstances and, subject to certain limitations, against certain costs and expenses, including attorneys' fees, actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of his being a director or officer of the corporation if it is determined that he acted in accordance with the applicable standard of conduct set forth in such statutory provision. Article VII of the Corporation's Restated By-Laws provides that the Corporation, to the full extent permitted, and in the manner required, by the laws of the State of Delaware, shall indemnify any person who was or is made a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (including any appeal thereof), whether civil, criminal, administrative, regulatory or investigative in nature (other than an action by or in right of the Corporation) by reason of the fact such person is or was a director or officer of the Corporation, or, if at a time when he or she was a director or officer of the Corporation, is or was, either serving at the request of, or to represent the interests of, the Corporation as a director, officer, partner, trustee, fiduciary, employee or agent (a "Subsidiary Officer") of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (an "Affiliated Entity"), against expenses (including attorneys' fees and disbursements), costs, judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner which such person reasonably believed to be in the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

With respect to any action, suit or proceeding, by or in the right of the Corporation, the Corporation's Restated By-Laws provide that the Corporation, to the full extent permitted, and in the manner required, by the laws of the State of Delaware, shall indemnify any person who was or is made a party to or is threatened to be made a party to any threatened, pending or completed action or suit (including any appeal thereof) by reason of the fact that such person is or was a director or officer of the Corporation, is or was serving at the request of, or to represent the interests of, the Corporation as a Subsidiary Officer of an Affiliated Entity against expenses (including attorneys' fees and disbursements) and costs actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless, and only to the extent that, the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses and costs as the Court of Chancery of the State of Delaware or such other court shall deem proper.

The Corporation maintains directors' and officers' liability insurance.

ITEM 8.  EXHIBITS.

The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

 EXHIBIT NO.                                             DESCRIPTION
 -----------          ----------------------------------------------------------------------------------
     4.1              Form of Restated Certificate of Incorporation of the Corporation (incorporated herein  by reference to Exhibit 3.1 to the Corporation's Registration Statement on
                      Form S-1, No. 33-91102)

     4.2              Form of Restated By-Laws of the Corporation (incorporated herein  by reference to
                      Exhibit 3.2 to the Corporation's Registration Statement on Form S-1, No. 33-
                      91102)

     4.3              The Carbide/Graphite Group, Inc. Savings Investment Plan (filed herewith)

     23.1             Consent of  Coopers & Lybrand L.L.P. (filed herewith)

     24.1             Power of Attorney (set forth on signature page of this Registration Statement)


The registrant will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS to qualify the Plan.

ITEM 9.  UNDERTAKINGS.

(a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                            (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or
                  events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                          (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                     * * *

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on this 26th day of November, 1996.

                                      The Carbide/Graphite Group, Inc.

                                      By: /s/ Nicholas T. Kaiser
                                          -------------------------------------
                                          Nicholas T. Kaiser
                                          President and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of The Carbide/Graphite Group, Inc. hereby constitutes and appoints Nicholas T. Weaver and Stephen D. Weaver, and each of them, his true and lawful attorneys-in-fact and agents, for him and in his name, place and stead, in any and all capacities, to sign one or more amendments to this Registration Statement on Form S-8 under the Securities Act of 1933, including post-effective amendments and other related documents, and to file the same with the Securities and Exchange Commission under said Act, hereby granting power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and the foregoing Power of Attorney have been signed by the following persons in the capacities indicated on November 26, 1996:

      Signature                                         Title
/s/ Nicholas T. Kaiser*         Chairman of the Board, Chief Executive Officer, President
-----------------------------   and Director (Principal Executive Officer)
Nicholas T. Kaiser

/s/ Ronald N. Clawson*          President-Carbide Products Division and Director
-----------------------------
Ronald N. Clawson

/s/ Walter B. Fowler*           President-Electrodes and Graphite Speciality Products
-----------------------------   Division and Director
Walter B. Fowler

/s/ Stephen D. Weaver           Vice President-Finance and Chief Financial Officer
-----------------------------   (Principal Financial Officer)
Stephen D. Weaver

/s/ Jeffrey T. Jones            Controller-Corporate Finance (Principal Accounting
-----------------------------   Officer)
Jeffrey T. Jones

/s/ James G. Baldwin*           Director
-----------------------------
James G. Baldwin

/s/ Paul F. Balser*             Director
-----------------------------
Paul F. Balser

                                Director
-----------------------------
James R. Ball

                                Director
-----------------------------
Ronald B. Kalich

/s/ Robert M. Howe*              Director
-----------------------------
Robert M. Howe

-----------------------------
* Signatures representing a majority of the
  Company's Board of Directors


                                   SIGNATURES

         The Plan. Pursuant to the requirements of the Securities Act of 1933, the administrator of The Carbide/Graphite Group, Inc. Savings Investment Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth OF Pennsylvania, on November 26, 1996.

                                         THE CARBIDE/GRAPHITE GROUP, INC.
                                         SAVINGS INVESTMENT PLAN


                                         By: /s/ Walter E. Damian
                                             ------------------------------
                                             Walter E. Damian
                                             Plan Administrator

                                 EXHIBIT INDEX

                                                                                        SEQUENTIAL
   EXHIBIT                                                                                 PAGE
     NO.                                      DESCRIPTION                                 NUMBER
--------------        -----------------------------------------------------------     --------------
     4.1              Form of Restated Certificate of Incorporation (incorporated herein  by reference to Exhibit 3.1 to the Corporation's
                      Registration Statement on Form S-1, No. 33-91102)

     4.2 Form of Restated Bylaws (incorporated herein by reference to Exhibit 3.2 to the Corporation's Registration Statement on Form S-1, No. 33-91102)

     4.3              The Carbide/Graphite Group, Inc. Savings Plan

     23.1             Consent of Coopers & Lybrand L.L.P.

     24.1 Power of Attorney (set forth on signature page to this Registration Statement)